Exhibit 99.1

Quantum Materials Announces QDXTM HealthID

to Support Back-to-Work

“Immunization Passport” Programs

Cloud-delivered service leverages modern distributed ledger technologies to ensure the authenticity and privacy of participants and test kits for disease testing

San Marcos, TX – April 13, 2020 – Leading American nanomaterial and cadmium-free quantum dot producer and product company Quantum Materials Corp (OTCQB: QTMM) today announced QDXTM HealthID, a blockchain-based service that provides end-to-end visibility to support testing and immunization for infectious diseases on a global scale.

During the past year, QMC developed a secure authenticity platform leveraging nanoparticles as a track/trace mechanism to verify the origin of products in order to mitigate counterfeiting. As the COVID-19 pandemic unfolded, a related near-term use case of validating the health status of coronavirus patients presented itself. Based on QMC’s authenticity technology, QDXTM HealthID addresses this use case, and further leverages cloud and mobile technology to deliver a service that is inexpensive to implement and easy to use for both patients and medical professionals.

The QDXTM HealthID service features an open and extensible architecture that is capable of monitoring and tracing outbreaks of other diseases, including epidemics and pandemics. In particular, it supports multiple methods of authenticating the individuals being tested, those that are administering the test, and the test kits themselves, whether they be to detect the presence of the virus itself or associated antibodies.

Most importantly, QDXTM HealthID facilitates the ability of federal, state, county and local governments to not only coordinate treatment programs but also enable individuals who are eligible to rejoin the workforce to do so more quickly. In addition, the service provides a valuable channel for communicating with individuals, offering them the ability to schedule a test at the nearest available testing center and providing them with all test results.

More specifically, governments and health agencies must operate with the highest levels of confidence in the authenticity of all aspects of medical testing in order to coordinate effective treatment responses. Moreover, verification of an individual’s health and immunization status is paramount when considering whether that person should be cleared to re-enter the workforce. The QDX™ HealthID service provides custom workflows that guide an individual through a HIPAA-compliant process that allow for an expedited return to work.

“QDXTM HealthID supports vital population health and economic rebuilding imperatives,” says Stephen B. Squires, President & CEO of QMC. “Not only does this service facilitate improved health outcomes for patients, but it also underpins back-to-work certifications, sometimes referred to as immunization passports.” Additionally, Les Paull, Phd., CEO of QMVT LLC, which is responsible for sales and marketing of QMC’s innovations, states “The world must have a system that eliminates the fears and anxiety of not knowing who is able to return to work.”

For individuals, the QDX™ HealthID immunization passport runs as a secure mobile app that provides an intuitive and user-friendly interface that can be understood by all. It features a color-coded (green; yellow; red) indicator that can be readily shared and authenticated by others using a QR code. When green, it is proof of an individual’s clearance to interact in social and work environments.

In compliance with appropriate data privacy regulations, such as HIPAA, QDX™ HealthID provides on-demand test result data to an individual taking a test and the person administering the test. QMC stands ready to work hand in hand with federal and state health agencies, such as the Centers for Disease Control, the National Institutes of Health and State Offices of Public Health, to provide de-identified datasets to monitor and study population health.

Available globally via Microsoft’s Azure cloud, QDX™ HealthID implements open APIs and data standards, including FHIR/HL-7, for ready integration with existing EMR and analytics systems and distributed ledger applications via the Digital Asset Modeling Language (DAML).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http://www.sec.gov/ or from our website. Quantum Materials Corp. hereby disclaims any obligation to update the information provided above, including forward-looking statements publicly, to reflect subsequent events or circumstances.

QUANTUM MATERIALS CORP. CONTACT:

Stephen B. Squires

President & CEO, QMC

ssquires@quantummaterialscorp.com

Dr. Les Paull

CEO, QMVT Sales and Marketing

les.paull@quantummaterialscorp.com

INVESTOR RELATIONS CONTACT:

Clay Chase

619.917.6771

cchase100@yahoo.com